CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 31, 1996, included in Sysco Corporation's Form 10-K for the year ended June 29, 1996 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSON LLP

Houston, Texas
May 16, 1997